UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                  Washington, DC 20549

                                      FORM 8-K

                                   CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 12, 2007
                                                  (March 12, 2007)



                               ECHO RESOURCES, INC.
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           (Exact name of registrant as specified in its charter)



Delaware	      			000-26703			98-0206030
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(State or other jurisdiction      (Commission	       (I.R.S. Employer
of Incorporation or                 File Number)        Identification No.)
organization)


500 Australian Avenue South, Suite 700
West Palm Beach, Florida					           33401
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(Address of Principal Executive Office)	                   (Zip Code)


(561) 514-0194
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(Issuer's Telephone Number)



                                         N/A
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          (Former name or former address, if changes since last report)













	The purpose of this current report on Form 8-K is to report a change of the Company's Certifying Accountant.



ITEM 4(a). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

	On March 12, 2007 the   Company  elected  to  terminate the services of
Malone & Bailey, PC as the Company's independent auditors.

	Malone & Bailey performed the audits for the two year period ended December 31, 2005, which did not contain any adverse opinion or a disclaimer of opinion, nor was qualified as to audit scope or accounting principles but did carry a modification as to going concern for the years ended December 31, 2005 and 2004.

	During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the March 12, 2007, termination as the Company's independent auditors, there were no disagreements with Malone & Bailey, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.



ITEM 4(b). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

	On March 12, 2007, the Company's board of directors approved the engagement of the firm of Pollard-Kelley Auditing Services, Inc., 3250 W. Market St., Suite 307, Fairlawn, Ohio 44333, as the Company's independent auditors. Such appointment was accepted by Terance Kelly of the firm.

	During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Pollard-Kelley Auditing Services, Inc., the Company, or someone on the Company's behalf, had not consulted Pollard-Kelley Auditing Services, Inc., regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

	On March 12, 2007 the Company provided Malone & Bailey with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.


ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
-------   --------------------

16.1      Malone & Bailey, PC letter regarding change of accountant.







                                  SIGNATURES



	In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              Echo Resources, Inc.
                             A Delaware Corporation
                            -------------------------
                                   (Registrant)


					By:	/s/ Pieter DuRand
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						Pieter DuRand
						Sole Officer and Director
Date: March 12, 2007